As filed with the Securities and Exchange Commission on February 19, 2009

Registration No. 333-69853

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3D

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HOST HOTELS & RESORTS, INC.

(Exact name of registrant as specified in its governing instrument)

Maryland	53-0085950
(State of Incorporation)	(I.R.S. Employer Identification Number)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(240) 744-1000

(Address and telephone number of principal executive offices)

Elizabeth A. Abdoo, Esq.

Executive Vice President and General Counsel

Host Hotels & Resorts, Inc.

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(240) 744-1000

(Name, address and telephone number of agent for service)

Copies to:

Scott C. Herlihy, Esq.

Latham & Watkins LLP

555 11th Street, N.W. Suite 1000

Washington, DC 20004

(202) 637-2200

Approximate date of commencement of proposed sale to the public:    Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer    ☒        Accelerated filer    ☐         Non-accelerated filer    ☐        Smaller reporting company    ☐

The Registration Fee was previously calculated and paid in connection with the filing of the Registration Statement on Form S-3D filed with the Securities and Exchange Commission on December 29, 1998.

No Exhibits are filed with this Amendment No. 1 to Form S-3D.

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

On December 29, 1998, the Registration Statement on Form S-3D (File No. 333-69853) (the “Registration Statement”) of Host Hotels & Resorts, Inc., formerly known as Host Marriott Corporation (the “Registrant”), relating to the sale from time to time of up to 10,000,000 shares of Common Stock (the “Registered Shares”) of the Registrant pursuant to a dividend reinvestment plan, became effective upon the filing of the Registration Statement pursuant to Rule 462(a) of the Securities Act of 1933, as amended.

Registrant determined that it will no longer maintain effectiveness of the Registration Statement in light of the fact that it did not establish a dividend reinvestment plan for the holders of its common stock. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed solely to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, the Registered Shares, all of which remain unsold as of the date hereof. The Registration Statement is hereby amended to reflect the deregistration of all such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland, on this 19th day of February, 2009.

HOST HOTELS & RESORTS, INC.

By:	/s/ LARRY K. HARVEY
Name: Larry K. Harvey Title: Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

We, the undersigned directors and officers of Host Hotels & Resorts, Inc., do hereby constitute and appoint Elizabeth A. Abdoo and Larry K. Harvey, and each of them, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and agreements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. Edward Walter W. Edward Walter	President, Chief Executive Officer and Director (Principal Executive Officer)	February 19, 2009

/s/ Larry K. Harvey Larry K. Harvey	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	February 19, 2009

/s/ Brian G. Macnamara Brian G. Macnamara	Senior Vice President, Corporate Controller (Principal Accounting Officer)	February 19, 2009

/s/ Richard E. Marriott Richard E. Marriott	Chairman of the Board of Directors	February 19, 2009

/s/ Robert M. Baylis Robert M. Baylis	Director	February 19, 2009

/s/ Terence C. Golden Terence C. Golden	Director	February 19, 2009

/s/ Ann McLaughlin Korologos Ann McLaughlin Korologos	Director	February 19, 2009

/s/ Judith A. McHale Judith A. McHale	Director	February 19, 2009

/s/ John B. Morse, Jr. John B. Morse, Jr.	Director	February 19, 2009